UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

TINTRI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38117	26-2906978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices including zip code)

(650) 810-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2018, Tintri, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with DataDirect Networks, Inc. (“Parent”) and TI Acquisition Corp., a wholly owned subsidiary of Parent (“Purchaser”). Under the Asset Purchase Agreement, the Company has agreed to sell substantially all of its assets to Purchaser (the “Acquisition”). The Asset Purchase Agreement provides for the transactions contemplated in the non-binding letter of intent dated as of July 8, 2018 between the Company and Parent, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2018.

Under the terms of the Asset Purchase Agreement, and subject to the terms and conditions set forth therein, Purchaser has agreed to pay no less than $52.5 million in exchange for the assets of the Company to be acquired pursuant to the Asset Purchase Agreement (the “Purchased Assets”), with the purchase price consisting of (i) cash in the amount of $25.0 million and (ii) the assumption of specified liabilities, which include $27.5 million of the Company’s outstanding indebtedness to TriplePoint Capital (“TriplePoint”).

In connection with its entry into the Asset Purchase Agreement, Purchaser has entered into a debt commitment letter with TriplePoint to provide financing related to the Acquisition. Additionally, Parent has entered into a Direct Reseller Agreement with the Company (the “Reseller Agreement”) which, subject to the approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), provides Parent the non-exclusive right to resell certain of the Company’s products. The Reseller Agreement provides for an initial term of one year.

The Company, Parent and Purchaser have each approved the Acquisition and the Asset Purchase Agreement. The Acquisition is contingent upon the approval of a sale order of the Bankruptcy Court approving the Acquisition under Section 363 of the United States Bankruptcy Code (the “Bankruptcy Code”) and satisfaction of customary closing conditions. The sale order is expected to provide for the assumption by and assignment to Purchaser of certain executory contracts and service agreements under Section 365 of the Bankruptcy Code and pursuant to the terms and conditions of the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the Company, Parent and Purchaser, including covenants by the Company related to the competitive bidding process for the Company’s assets and the sale order, a covenant by the Company to preserve intact the Purchased Assets and a covenant by Purchaser to use commercially reasonable efforts to obtain debt financing for the transaction from TriplePoint, as described above. The Asset Purchase Agreement contains certain termination rights for both Parent and the Company and further provides that, in the event the Bankruptcy Court approves a sale of the Purchased Assets to a party other than Purchaser or approves a plan of reorganization of the Company that does not involve the acquisition of the Purchased Assets by Purchaser, Purchaser will be entitled to a break-up fee of $1.2 million and certain expense reimbursements. In the event of a termination by the Company for a breach by Purchaser of the Asset Purchase Agreement, the Company is entitled to liquidated damages of $1.5 million, in lieu of other rights it may have under applicable law.

The Acquisition will be subject to a competitive bidding process in which third parties will have the opportunity to bid on the Purchased Assets. An initial competing bid must meet certain conditions set forth in the Asset Purchase Agreement and must exceed the stipulated value of Purchaser’s bid of $40 million by at least the sum of the break-up fee amount, expense reimbursements and the initial overbid increment, all as set forth in the Asset Purchase Agreement.

The Company anticipates that proceeds from the Acquisition will be insufficient to satisfy all of its debts and obligations. Consequently, it is highly unlikely that any amounts will ultimately be paid to the Company’s stockholders.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1. The Asset Purchase Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. The Asset Purchase Agreement is not intended to provide any factual information about the Company, Parent or Purchaser.

Item 8.01.

Other Events.

Below is a list currently scheduled of hearings related to the Company’s bankruptcy case and the agreements described under Item 1.01 above:

•	July 25, 2018 – hearing before the Bankruptcy Court on the Company’s motion to approve the Reseller Agreement.

•	August 6, 2018 – hearing before the Bankruptcy Court on the Company’s motion to approve the bid procedures, including as described in the Asset Purchase Agreement.

The Company anticipates seeking to complete the bidding process and related auction (if qualified bids are received) in late August 2018.

The above dates are not comprehensive and are subject to many factors and contingencies, including the approval of the Bankruptcy Court. For updates on timing and events, including potential changes to the above described dates and hearings, and related notices, interested parties may visit www.kccllc.net/tintri for free online access to the Bankruptcy Court docket.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “budgeted” or the negative of these words or other similar terms or expressions that concern the Company’s bankruptcy filing, schedule and hearing, the ability to obtain approval of various matters by the Bankruptcy Court, the ability of the Company to complete certain closing conditions under the Asset Purchase Agreement, the timing, conduct and results of the bidding process and anticipated auction, and whether the Acquisition will ultimately close on these terms or at all. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include the Company’s inability to perform its obligations under and satisfy the conditions set forth in the Asset Purchase Agreement and to obtain approval of certain matters from the Bankruptcy Court; Purchaser’s inability to obtain financing for the Acquisition and to perform its obligations under and satisfy the conditions set forth in the Asset Purchase Agreement; the Purchaser’s exercise of its rights to terminate the Asset Purchase Agreement; challenges by other constituencies in the bankruptcy process; unexpected delays in the Bankruptcy process, including the bidding and auction process and the Bankruptcy Court’s calendar; and the risks more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2018 filed with the Securities and Exchange Commission on May 18, 2018, as amended. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement by and among DataDirect Networks, Inc., TI Acquisition Corp., and Tintri, Inc., dated as of July 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tintri, Inc.

Date: July 23, 2018	By:	/s/ Kieran Harty
Kieran Harty Chief Technology Officer